UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

Internet Media Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-165972	22-3956444
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1434 6th Street, Santa Monica, CA 90401, Suite 2
(Address of Principal Executive Office) (Zip Code)

800-467-1496
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.

On March 7, 2012, Internet Media Services, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Enthusiast Media Holdings, Inc. (“EMH”), a privately-held Washington corporation, to acquire the assets of the former Water Channel television network (the “Assets”).  The Agreement is expected to close within thirty (30) days (the “Closing Date”) if certain contingencies are met.  The contingencies include the delivery by EMH of general releases from at least ninety (90) percent of EMH’s secured creditors and the Company’s final review and acceptance of the Assets and an associated real estate lease.

The Agreement provides that as consideration for the purchase of the Assets, the Company will issue a total of up to 4,000,000 shares of its restricted common stock (the “Shares”), and the assumption by the Company of a certain real estate lease associated with the Assets.  On the Closing Date, the Agreement calls for the delivery of 3,323,261 Shares by the Company to EMH for the benefit of EMH’s secured creditors.  In addition, the Agreement calls for the Company to issue, within sixty (60) from the effective date of the Agreement, and upon receiving signed releases from the unsecured creditors, up to 676,739 Shares to EMH on a pro rata basis, for the benefit of EMH’s unsecured creditors.  The Agreement includes the forfeiture of 728,326 Shares by EMH of the up to 4,000,000 Shares to be issued in the event that the domain name, “waterchannel.com”, is not delivered to and accepted by the Company, within sixty (60) days from execution date of the Agreement.  All Shares to be issued are subject to a cumulative lock-up agreement that calls for fifty (50) percent of the Shares to be eligible for resale after six (6) months, with another twenty-five (25) percent being eligible after one year, and the remaining twenty-five (25) percent being eligible for resale after eighteen (18) months.

The Agreement also provides for customary representations, warranties, and indemnification from the parties.

To review the terms and conditions of the Agreement, reference is hereby made to the Agreement annexed hereto as Exhibit 10.11.  All statements made herein concerning the Agreement are qualified by reference to said Exhibit.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)	10.11	Asset Purchase Agreement by and between Internet Media Services, Inc. and Enthusiast Media holdings, Inc. dated March 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Internet Media Services, Inc.

By:	/s/ Raymond Meyers
Raymond Meyers, Chief Executive Officer

Date:      March 13, 2012